Exhibit 4.3
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR CERTAIN RESTRICTIONS ON PREEMPTIVE, TRANSFER AND OTHER RIGHTS CUSIP 880349 10 5 THIS CERTIFIES THAT BY is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF TENNECO INC. transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly WELLS FARGO BANK, N.A. endorsed.This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. COMMON COUNTERSIGNED AND REGISTERED: WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: AUTHORIZED SIGNATURE AND REGISTRAR TRANSFER AGENT
CORPORATE SECRETARY CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

TENNECO INC.
THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR THE TRANSFER AGENT.
This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Tenneco Inc. (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent, dated as of September 9, 1998 and as amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common

TEN ENT	–	as tenants by entireties

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common

UTMA -			Custodian

		(Cust)		(Minor)

under Uniform Transfers to Minors
Act

(State)

Additional abbreviations may also be used though not in above list.

For value received ___hereby sell, assign, and transfer unto
PLEASE INSERT SOCIALSECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)
Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
SIGNATURE GUARANTEED
ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM (“STAMP”), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM (“MSP”), OR THE STOCK EXCHANGES MEDALLION PROGRAM (“SEMP”) AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.